Exhibit 4.34

	Approved by	Approved by
	the documentary Committee of The	the International Ship Sub-Managers’
Printed by BIMCO’s idea	Japan Shipping Exchange Inc., Tokyo	Association (ISMA)

1.	Date of Agreement		THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)
	1st July 2010		STANDARD SHIP MANAGEMENT AGREEMENT
			CODE NAME: "SHIPMAN 98"
	M/V AMALFI
			Part 1
2.	Owner (name, place of registered office and law of registry) (Cl. 1) AMALFI SHIPPING COMPANY LIMITED	3.	Managers (name, place of registered office and law of registry) (Cl. 1) CENTRAL MARE INC
	Name		Name

	The Trust Company Complex, Ajeltake Road , Ajeltake Island, Majuro, Marshall Islands		The Trust Company Complex, Ajeltake Road , Ajeltake Island, Majuro, Marshall Islands
	Place of registered office		Place of registered office

	Marshall Islands		Marshall Islands
	Law of registry		Law of registry

4.	Day and year of commencement of Agreement (Cl. 2)

	1st July 2010
5.	Crew Management (state “yes” or “no” as agreed) (Cl. 3.1)	6.	Technical Management (state “yes” or “no” as agreed) (Cl. 3.2)
	YES		YES

7.	Commercial Management (state “yes” or “no” as agreed) (Cl. 3.3)	8.	Insurance Arrangements (state “yes” or “no” as agreed) (Cl. 3.4)
	YES		YES

9.	Accounting Services (state “yes” or “no” as agreed) (Cl. 3.5)	10.	Sale or purchase of the Vessel (state “yes” or “no” as agreed) (Cl. 3.6)
	YES		YES

11.	Provisions (state “yes” or “no” as agreed) (Cl. 3.7)	12.	Bunkering (state “yes” or “no” as agreed) (Cl. 3.8)
	YES		YES

13.	Chartering Services (only to be filled in if “yes” stated in box 7) (Cl . 3.3(i))	14.	Managers’ Insurance (state alternative (i), (ii) or (iii) of Cl. 6.3)(i
	FOR THE ENTIRE DURATION OF THIS AGREEMENT		( i )

15.	Annual Management Fee (state annual amount) (Cl. 8.1)	16.	Severance Costs (state maximum amount) (Cl. 8.4(ii))
	AS PER ANNEX “E”		AT COST AS PER SEAMEN COLLECTIVE AGREEMENT

17.	Day and year of termination of Agreement (Cl. 17)	18.	Law and Arbitration (state alternative 19.1, 19.2 or 19.3; if 19.3 place of arbitration must be stated) (Cl. 19)
	FIVE YEARS FROM COMMENCEMENT		AS PER CLAUSE 19.1

19.	Notices (state postal and cable addresses, telex and telefax number for serving notice and communication to the Owners) (Cl. 20)	20.	Notices (state postal and cable addresses, telex and telefax number for serving notice and communication to the Managers) (Cl. 20)

	TOP SHIPS INC. 1, VAS.SOFIAS & MEG. ALEXANDROU STR., 15124, MAROUSSI, ATHENS, GREECE E-mail: vi@topships.org Fax : +30 210 6141 276		CENTRAL MARE INC. 1, VAS.SOFIAS & MEG. ALEXANDROU STR., 15124, MAROUSSI, ATHENS, GREECE E-mail: info@centralmare.com Fax : +30 210 8020 364

It is mutually agreed between the party stated in Box 2 and the party stated in Box 3 that this Agreement consisting of PART I and PART II as well as Annexes “A” (Details of Vessel), “B” (Details of Crew), “C” (Budget), and “D” (Associated Vessels) attached hereto, shall be performed subject to the conditions contained herein.  In the event of a conflict of conditions, the provisions of PART I and Annexes “A”, “B”, “C” and “D” shall prevail over those of PART II to the extent of such conflict but no further..

Signature(s) (Owners) AMALFI SHIPPING COMPANY LIMITED	Signature(s) (Managers) CENTRAL MARE INC.

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

ANNEX "A" (DETAILS OF VESSEL OR VESSELS) TO
THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)
STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: "SHIPMAN 98'

Printed by BIMCO’s idea

Date of Agreement:                                                                           1st July 2010

Name of Vessel(s):                                                                          M/V AMALFI (ex Ocean Spirit)

Particulars of Vessel(s):

TYPE OF VESSEL	DRY BULK CARRIER
IMO NUMBER	9218337
FLAG	MARSHALL ISLANDS
YEAR & PLACE BUILT	2000 - TSUNEISHI PHILIPPINES
CLASS SOCIETY	BUREAU VERITAS
CALL SIGN	V7LY9
LOA, BREADTH, DEPTH	185.74 m / 30.40 m / 16.5 m
SDWT - DRAFT	45,526 MT @ 11.6 M
NRT/GRT	14,872 MT / 26,091 MT

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the test of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document

ANNEX "B" (DETAILS OF CREW) TO
THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)
STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: "SHIPMAN 98'

Printed by BIMCO’s idea

Date of Agreement:                                                                1st July 2010

Details of Crew:

Rank                                                          Number                                                Nationality

Master	1	Filipino
Chief Mate	1	Filipino
2nd Mate	1	Filipino
3rd Mate	1	Filipino
Chief Engineer	1	Filipino
2nd Engineer	1	Filipino
3rd Engineer	1	Filipino
Electrician	1	Filipino
Bosum	1	Filipino
AB	3	Filipino
Deck Cadet (OS)	2	Filipino
Fitter	1	Filipino
Oiler	2	Filipino
Engine Cadet	1	Filipino
Cook - Steward	1	Filipino
Catering Boy	2	Filipino
CREW TOTAL	21

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the test of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document

ANNEX "C" (BUDGET) TO
THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)
STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: "SHIPMAN 98'

Printed by BIMCO’s idea

Date of Agreement:                                                     1st July 2010

Managers Budget in USD for the first year with effect from the Commencement Date of this Agreement:

Please see “Appendix 1” Central Mare Inc Budget Proposal 2010.

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the test of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document

ANNEX "D" (ASSOCIATED VESSELS) TO
THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)
STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: "SHIPMAN 98'

Printed by BIMCO’s idea

NOTE: PARTIES SHOULD BE AWARE THAT BY COMPLETING THIS ANNEX "D" THEY WILL BE SUBJECT TO THE PROVISIONS OF SUB-CLAUSE 18.1(i) OF THIS AGREEMENT.

Date of Agreement:                                                                1st July 2010

Details of Associated Vessels:

M/T DAUNTLESS
M/T IOANNIS P
M/V ASTRALE
M/V AMALFI
M/V PEPITO
M/V CYCLADES
M/V PAPILLON
M/T MISS MARILENA
M/T LICHTENSTEIN
M/T IONIAN WAVE
M/T TYRRHENIAN WAVE
M/T BRITTO
M/T HONGBO

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the test of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document

ANNEX E  (Management Fees)

Management Fee:	EURO 650 per day, for vessel on Time Charter, or Spot Charter.
Annual Increase:	3% per annum for all fees. To be reviewed after the 5th anniversary.
Services for SOX Compliance:	EURO 100 per day.
Commercial Operation & Freight Collection services:	EURO 90 per day.
Managers’ Superintendent’s Fee:	EURO 500 per day, plus actual expenses.
Information System Fee:	EURO 10,000 per year.
Commission on derivative agreements and new loan financing or loan refinancing:	0.2%
Commission on all NEW hires / gross freight /demurrage/ ballast Bonus:	1.25%
Commission on all EXISTING hires / gross freight /demurrage/ ballast Bonus for post fixture:	0.75%
Sales and Purchase Commission:	1% of the sale or the purchase Price
Insurance Services:	5% of the total insurance premiums per vessel
In-house claims handling:	EURO 150 per person per day of 8 hours for handling all claims other than insurance and salvage.
Legal fees for claims and general Corporate services:	At cost.

1.	Manager shall be entitled to receive additional remuneration for any increase in administrative costs and expenses resulting from the introduction of a new, or a change in the interpretation of applicable laws and regulations, or concerning ship management services.
2.	Owners to pay the deductible of any insurance claim relating to the vessels, or for any claim that is within such deductible range.
3.	Owners to pay any tax, dues, or ransom in a case of piracy, or fines imposed on vessel or Manager, due to the operation of the vessel.
4.	The above management fees are agreed on the basis of the number of the associated vessels as per ANNEX D of this agreement.

PART II
"SHIPMAN 98" Standard Ship Management Agreement

1. Definitions	1	for the duties for which they are engaged and are in possession	66
In this Agreement save where the context otherwise requires,	2	of valid medical certificates issued in accordance with	67
the following words and expressions shall have the meanings	3	appropriate flag State requirements. In the absence of	68
hereby assigned to them.	4	applicable flag State requirements the medical certificate shall	69
		be dated not more than three months prior to the respective	70
"Owners" means the party identified in Box 2.	5	Crew members leaving their country of domicile and	71
"Managers" means the party identified in Box 3.	6	maintained for the duration of their service on board the Vessel;	72
"Vessel" means the vessel or vessels details of which are set	7	(iv) ensuring that the Crew shall have a command of the English	73
out in Annex "A" attached hereto.	8	language of a sufficient standard to enable them to perform	74
"Crew" means the Master, officers and ratings of the numbers,	9	their duties safely;	75
rank and nationality specified in Annex "B" attached hereto.	10	(v) arranging transportation of the Crew, including repatriation;	76
"Crew Support Costs" means all expenses of a general nature	11	(vi) training of the Crew and supervising their efficiency;	77
which are not particularly referable to any individual vessel for	12	(vii) conducting union negotiations;	78
the time being managed by the Managers and which are incurred	13	(viii) operating the Managers' drug and alcohol policy unless	79
by the Managers for the purpose of providing an efficient and	14	otherwise agreed.	80
economic management service and, without prejudice to the	15	3.2 Technical Management	81
generality of the foregoing, shall include the cost of crew standby	16	(only applicable if agreed according to Box 6)	82
pay, training schemes for officers and ratings, cadet training	17	The Managers shall provide technical management which	83
schemes, sick pay, study pay, recruitment and interviews.	18	includes, but is not limited to, the following functions:	84
"Severance Costs" means the costs which the employers are	19	(i) provision of competent personnel to supervise the	85
legally obliged to pay to or in respect of the Crew as a result of	20	maintenance and general efficiency of the Vessel;	86
the early termination of any employment contract for service on	21	(ii)arrangement and supervision of dry dockings, repairs,	87
the Vessel.	22	alterations and the upkeep of the Vessel to the standards	88
"Crew Insurances" means insurances against crew risks which	23	required by the Owners provided that the Managers shall	89
shall include but not be limited to death, sickness, repatriation,	24	be entitled to incur the necessary expenditure to ensure	90
injury, shipwreck unemployment indemnity and loss of personal	25	that the Vessel will comply with the law of the flag of the	91
effects.	26	Vessel and of the places where she trades, and all	92
"Management Services" means the services specified in sub-	27	requirements and recommendations of the classification	93
clauses 3.1 to 3.8 as indicated affirmatively in Boxes 5 to 12.	28	society;	94
"ISM Code" means the International Management Code for the	29	(iii); Arrangement of the supply of necessary stores, spares and
Safe Operation of Ships and for Pollution Prevention as adopted	30	lubricating oil;	96
by the International Maritime Organization (IMO) by resolution	31	(iv) appointment of surveyors and technical consultants as the	97
A.741(18) or any subsequent amendment thereto.	32	Managers may consider from time to time to be necessary;
"STCW 95" means the International Convention on Standards	33	(v) development, implementation and maintenance of a Safety	99
of Training, Certification and Watchkeeping for Seafarers, 1978,	34	Management System (SMS) in accordance with the ISM	100
as amended in 1995 or any subsequent amendment thereto.	35	Code (see sub-clauses 4,2 and 5;3).
2. Appointment of Managers	36	3.3 Commercial Management	102
With effect from the day and year stated in Box 4 and continuing	37	(only applicable if agreed according to Box 7)	103
unless and until terminated as provided herein, the Owners	38	The Managers shall provide the commercial operation of the	104
hereby appoint the Managers and the Managers hereby agree	39	Vessel, as required by the Owners, which includes, but is not	105
to act as the Managers of the Vessel.	40	limited to, the following functions:	106
3. Basis of Agreement	41	(i) providing chartering services in accordance with the Owners'	107
Subject to the terms and conditions herein provided, during the	42	instructions which include, but are not limited to, seeking	108
period of this Agreement, the Managers shall carry out	43	and negotiating employment for the Vessel and the conclusion	109
Management Services in respect of the Vessel as agents for	44	(including the execution thereof) of charter parties or other	110
and on behalf of the Owners. The Managers shall have authority	45	contracts relating to the employment of the Vessel. If such a	111
to take such actions as they may from time to time in their absolute	46	contract exceeds the period stated in Box 13. consent thereto	112
discretion consider to be necessary to enable them to perform	47	in writing shall first be obtained from the Owners.	113
this Agreement in accordance with sound ship management	48	(ii) arranging of the proper payment to Owners or their nominees	114
practice.	49	of all hire and/or freight revenues or other moneys of	115
3.1 Crew Management	50	whatsoever nature to which Owners may be entitled arising	116
(only applicable if agreed according to Box 5)	51	out of the employment of or otherwise in connection with the	117
The Managers shall provide suitably qualified Crew for the Vessel	52	Vessel.	118
as required by the Owners in accordance with the STCW 95	53	(iii) providing voyage estimates and accounts and calculating of	119
requirements, provision of which includes but is not limited to	54	hire, freights, demurrage and/or despatch moneys due from	120
the following functions:	55	or due to the charterers of the Vessel;	121
(i) selecting and engaging the Vessel's Crew, including payroll	56	(iv) issuing of voyage instructions;	122
arrangements, pension administration, and insurances for	57	(v) appointing agents;	123
the Crew other than those mentioned in Clause 6:	58	(vi) appointing stevedores;	124
(ii) ensuring that the applicable requirements of the law of the	59	(vii)arranging surveys associated with the commercial operation	125
flag of the Vessel are satisfied in respect of manning levels,	60	of the Vessel.	126
rank, qualification and certification of the Crew and	61	3.4 Insurance Arrangements	127
employment regulations including Crew's tax, social	62	(only applicable if agreed according to Box 8)	128
insurance, discipline and other requirements;	63	The Managers shall arrange insurances in accordance with	129
(iii) ensuring that all members of the Crew have passed a medical	64	Clause 6, on such terms and conditions as the Owners shall	130
examination with a qualified doctor certifying that they are fit	65	have instructed or agreed, in particular regarding conditions,	131

PART II
"SHIPMAN 98" Standard Ship Management Agreement

insured values, deductibles and franchises.	132	6. Insurance Policies	193
		The Owners shall procure, whether by instructing the Managers	194
3.5 Accounting Services	133	under sub-clause 3.4 or otherwise, that throughout the period of	195
(only applicable if agreed according to Box 9)	134	this Agreement:	196
The Managers shall:	135	6.1 at the Owners' expense, the Vessel is insured for not less	197
(i) establish an accounting system which meets the	136	than her sound market value or entered for her full gross tonnage,	198
requirements of the Owners and provide regular accounting	137	as the case may be for:	199
services, supply regular reports and records,	138	(i) usual hull and machinery marine risks (including crew	200
(ii) maintain the records of all costs and expenditure incurred	139	negligence) and excess liabilities;	201
as well as data necessary or proper for the settlement of	140	(ii) protection and indemnity risks (including pollution risks and	202
accounts between the parties.	141	Crew Insurances); and	203
		(iii) war risks (including protection and indemnity and crew risks)	204
3.6 Sale or Purchase of the Vessel	142	in accordance with the best practice of prudent owners of	205
(only applicable if agreed according to Box 10)	143	vessels of a similar type to the Vessel, with first class insurance	206
The Managers shall, in accordance with the Owners' instructions,	144	companies, underwriters or associations ("the Owners'	207
supervise the sale or purchase of the Vessel, including the	145	Insurances");	208
performance of any sale or purchase agreement, but not	146	6.2 all premiums and calls on the Owners' Insurances are paid	209
negotiation of the same.	147	promptly by their due date,	210
3.7 Provisions (only applicable if agreed according to Box 11)	148	6.3 the Owners' Insurances name the Managers and, subject	211
The Managers shall arrange for the supply of provisions.	149	to underwriters' agreement, any third party designated by the	212
3.8 Bunkering (only applicable if agreed according to Box 12)	150	Managers as a joint assured, with full cover, with the Owners	213
The Managers shall arrange for the provision of bunker fuel of the	151	obtaining cover in respect of each of the insurances specified in	214
quality specified by the Owners as required for the Vessel's trade.	152	sub-clause 6.1:	215
		(i) on terms whereby the Managers and any such third party	216
4. Managers' Obligations	153	are liable in respect of premiums or calls arising in connection	217
4.1 The Managers undertake to use their best endeavours to	154	with the Owners' Insurances; or	218
provide the agreed Management Services as agents for and on	155	(ii) if reasonably obtainable, on terms such that neither the	219
behalf of the Owners in accordance with sound ship management	156	Managers nor any such third party shall be under any	220
practice and to protect and promote the interests of the Owners in	157	liability in respect of premiums or calls arising in connection	221
all matters relating to the provision of services hereunder.	158	with the Owners' Insurances; or	222
Provided, however, that the Managers in the performance of their	159	(iii) on such other terms as may be agreed in writing.	223
management responsibilities under this Agreement shall be entitled	160	Indicate alternative (i), (ii) or (iii) in Box 14. If Box 14 is left	224
to have regard to their overall responsibility in relation to all vessels	161	blank then (i) applies.	225
as may from time to time be entrusted to their management and	162	6.4 written evidence is provided, to the reasonable satisfaction	226
in particular, but without prejudice to the generality of the foregoing,	163	of the Managers, of their compliance with their obligations under	227
the Managers shall be entitled to allocate available supplies,	164	Clause 6 within a reasonable time of the commencement of	228
manpower and services in such manner as in the prevailing	165	the Agreement, and of each renewal date and, if specifically	229
circumstances the Managers in their absolute discretion consider	166	requested, of each payment date of the Owners' Insurances.	230
to be fair and reasonable.	167
4.2 Where the Managers are providing Technical Management	168	7. Income Collected and Expenses Paid on Behalf of Owners	231
in accordance with sub-clause 3.2, they shall procure that the	169	7.1 All moneys collected by the Managers under the terms of	232
requirements of the law of the flag of the Vessel are satisfied and	170	this Agreement (other than moneys payable by the Owners to	233
they shall in particular be deemed to be the "Company" as defined	171	the Managers) and any interest thereon shall be held to the	234
by the ISM Code, assuming the responsibility for the operation of	172	credit of the Owners in a separate bank account.	235
the Vessel and taking over the duties and responsibilities imposed	173	7.2 All expenses incurred by the Managers under the terms	236
by the ISM Code when applicable.	174	of this Agreement on behalf of the Owners (including expenses	237
		as provided in Clause 8) may be debited against the Owners	238
5. Owners' Obligations	175	in the account referred to under sub-clause 7J. but shall in any	239
5.1 The Owners shall pay all sums due to the Managers punctually	176	event remain payable by the Owners to the Managers on	240
in accordance with the terms of this Agreement.	177	demand.	241
5.2 Where the Managers are providing Technical Management	178
in accordance with sub-clause 3.2, the Owners shall:	179	8. Management Fee	242
(i) procure that all officers and ratings supplied by them or on	180	8.1 The Owners shall pay to the Managers for their services	243
their behalf comply with the requirements of STCW 95;	181	as Managers under this Agreement an annual management	244
(ii) instruct such officers and ratings to obey all reasonable orders	182	fee as stated in Box 15 which shall be payable by equal	245
of the Managers in connection with the operation of the	183	monthly instalments in advance, the first instalment being	246
Managers' safety management system.	184	payable on the commencement of this Agreement (see Clause	247
5.3 Where the Managers are not providing Technical Management	185	2 and Box 4) and subsequent instalments being payable every	248
in accordance with sub-clause 3.2, the Owners shall procure that	186	month.	249
the requirements of the law of the flag of the Vessel are satisfied	187	~~8.2 The management fee shall be subject to an annual review~~	250
and that they, or such other entity as may be appointed by them	188	~~on the anniversary date of the Agreement and the proposed~~	251
and identified to the Managers, shall be deemed to be the	189	~~fee shall be presented in the annual budget referred to in sub-~~	252
"Company" as defined by the ISM Code assuming the responsibility	190	~~Clause 9.1~~	253
for the operation of the Vessel and taking over the duties and	191	8.3 The Managers shall, at no extra cost to the Owners, provide	254
responsibilities imposed by the ISM Code when applicable.	192	their own office accommodation, office staff, facilities and	255
		stationery. Without limiting the generality of Clause 7 the Owners	256
		shall reimburse the Managers for postage and communication	257
		expenses, travelling expenses, and other out of pocket	258
		expenses properly incurred by the Managers in pursuance of	259

PART II
"SHIPMAN 98" Standard Ship Management Agreement

the Management Services.	260	11.Responsibilities	325
~~8.4 In the event of the appointment of the Managers being~~	~~261~~	11.1 Force Majeure - Neither the Owners nor the Managers	326
~~terminated by the Owners or the Managers in accordance with~~	~~262~~	shall be under any liability for any failure to perform any of their	327
~~the provisions of Clauses 17 and .18 other than by reason of~~	~~263~~	obligations hereunder by reason of any cause whatsoever of	328
~~default by the Managers, or if the Vessel is lost, sold or otherwise~~	~~264~~	any nature or kind beyond their reasonable control.	329
~~disposed of, the "management fee" payable to the Managers~~	~~265~~	11.2 Liability to Owners - (i) Without prejudice to sub-clause	330
~~according to the provisions of sub-clause 8.1.. shall continue to~~	~~266~~	11.1, the Managers shall be under no liability whatsoever to the	331
~~be payable for a further period of three calendar months as~~	~~267~~	Owners for any loss, damage, delay or expense of whatsoever	332
~~from the termination date. In addition, provided that the~~	~~268~~	nature, whether direct or indirect, (including but not limited to	333
~~Managers provide Crew for the Vessel in accordance with sub-~~	~~269~~	loss of profit arising out of or in connection with detention of or	334
~~clause 3.1:~~	~~270~~	delay to the Vessel) and howsoever arising in the course of	335
~~(i) the Owners shall continue to pay Crew Support Costs during~~	~~271~~	performance of the Management Services UNLESS same is	336
 ~~the said further period of three calendar months and~~	~~272~~	proved to have resulted solely from the negligence, gross	337
~~(ii) the Owners shall pay an equitable proportion of any~~	~~273~~	negligence or wilful default of the Managers or their employees,	338
 ~~Severance Costs which may materialize, not exceeding~~	~~274~~	or agents or sub-contractors employed by them in connection	339
 ~~the amount stated in Box 16.~~	~~275~~	with the Vessel, in which case (save where loss, damage, delay	340
8.5 If the Owners decide to lay-up the Vessel whilst this	276	or expense has resulted from the Managers' personal act or	341
Agreement remains in force and such lay-up lasts for more	277	omission committed with the intent to cause same or recklessly	342
than three months, an appropriate reduction of the management	278	and with knowledge that such loss, damage, delay or expense	343
fee for the period exceeding three months until one month	279	would probably result) the Managers' liability for each incident	344
before the Vessel is again put into service shall be mutually	280	or series of incidents giving rise to a claim or claims shall never	345
agreed between the parties.	281	exceed a total of ten times the annual management fee payable	346
8.6 Unless otherwise agreed in writing all discounts and	282	hereunder.	347
commissions obtained by the Managers in the course of the	283	(ii) Notwithstanding anything that may appear to the contrary in	348
management of the Vessel shall be credited to the Owners.	284	this Agreement, the Managers shall not be liable for any of the	349
		actions of the Crew, even if such actions are negligent, grossly	350
9. Budgets and Management of Funds	285	negligent or wilful, except only to the extent that they are shown	351
9.1 The Managers shall present to the Owners annually a	286	to have resulted from a failure by the Managers to discharge	352
budget for the following twelve months in such form as the	287	their obligations under sub-clause 3.1, in which case their liability	353
Owners require. The budget for the first year hereof is set out	288	shall be limited in accordance with the terms of this Clause 11.	354
in Annex "C" hereto. Subsequent annual budgets shall be	289	11.3 Indemnity - Except to the extent and solely for the amount	355
prepared by the Managers and submitted to the Owners not	290	therein set out that the Managers would be liable under sub-	356
less than three months before the anniversary date of the	291	clause 11.2, the Owners hereby undertake to keep the Managers	357
commencement of this Agreement (see Clause 2 and Box 4).	292	and their employees, agents and sub-contractors indemnified	358
9.2 The Owners shall indicate to the Managers their acceptance	293	and to hold them harmless against all actions, proceedings,	359
and approval of the annual budget within one month of	294	claims, demands or liabilities whatsoever or howsoever arising	360
presentation and in the absence of any such indication the	295	which may be brought against them or incurred or suffered by	361
Managers shall be entitled to assume that the Owners have	296	them arising out of or in connection with the performance of the	362
accepted the proposed budget.	297	Agreement, and against and in respect of all costs, losses,	363
9.3 Following the agreement of the budget, the Managers shall	298	damages and expenses (including legal costs and expenses on	364
prepare and present to the Owners their estimate of the working	299	a full indemnity basis) which the Managers may suffer or incur	365
capital requirement of the Vessel and the Managers shall each	300	(either directly or indirectly) in the course of the performance of	366
month up-date this estimate. Based thereon, the Managers shall	301	this Agreement.	367
each month request the Owners in writing for the funds required	302
to run the Vessel for the ensuing month, including the payment	303	11.4"Himalaya" - It is hereby expressly agreed that no	368
of any occasional or extraordinary item of expenditure, such as	304	employee or agent of the Managers (including every sub-	369
emergency repair costs, additional insurance premiums, bunkers	305	contractor from time to time employed by the Managers) shall in	370
or provisions. Such funds shall be received by the Managers	306	any circumstances whatsoever be under any liability whatsoever	371
within ten running days after the receipt by the Owners of the	307	to the Owners for any loss, damage or delay of whatsoever kind	372
Managers' written request and shall be held to the credit of the	308	arising or resulting directly or indirectly from any act, neglect or	373
Owners in a separate bank account.	309	default on his part while acting in the course of or in connection	374
9.4 The Managers shall produce a comparison between	310	with his employment and, without prejudice to the generality of	375
budgeted and actual income and expenditure of the Vessel in	311	the foregoing provisions in this Clause 11. every exemption,	376
such form as required by the Owners monthly or at such other	312	limitation, condition and liberty herein contained and every right,	377
intervals as mutually agreed.	313	exemption from liability, defence and immunity of whatsoever	378
9.5 Notwithstanding anything contained herein to the contrary,	314	nature applicable to the Managers or to which the Managers are	379
the Managers shall in no circumstances be required to use or	315	entitled hereunder shall also be available and shall extend to	380
commit their own funds to finance the provision of the	316	protect every such employee or agent of the Managers acting	381
Management Services.	317	as aforesaid and for the purpose of all the foregoing provisions	382
		of this Clause 11 the Managers are or shall be deemed to be	383
10.Managers' Right to Sub-Contract	318	acting as agent or trustee on behalf of and for the benefit of all	384
The Managers shall not have the right to sub-contract any of	319	persons who are or might be their servants or agents from time	385
their obligations hereunder, including those mentioned in sub-	320	to time (including sub-contractors as aforesaid) and all such	386
clause 3.1 without the prior written consent of the Owners which	321	persons shall to this extent be or be deemed to be parties to this	387
shall not be unreasonably withheld. In the event of such a sub-	322	Agreement.	388
contract the Managers shall remain fully liable for the due	323
performance of their obligations under this Agreement.	324	12.Documentation	389
		Where the Managers are providing Technical Management in	390
		accordance with sub-clause 3.2 and/or Crew Management in	391
		accordance with sub-clause 3.1. they shall make available,	392

PART II
"SHIPMAN 98" Standard Ship Management Agreement

upon Owners' request, all documentation and records related	393	running, or in an unlawful trade, or on a voyage which	459
to the Safety Management System (SMS) and/or the Crew	394	in the reasonable opinion of the Managers is unduly	460
which the Managers need in order to demonstrate compliance	395	hazardous or improper,	461
with the ISM Code and STCW 95 or to defend a claim against	396	the Managers may give notice of the default to the Owners,	462
a third party.	397	requiring them to remedy it as soon as practically possible.	463
		In the event that the Owners fail to remedy it within a	464
13.General Administration	398	reasonable time to the satisfaction of the Managers, the	465
13.1 The Managers shall handle and settle all claims arising	399	Managers shall be entitled to terminate the Agreement	466
out of the Management Services hereunder and keep the Owners	400	with immediate effect by notice in writing.	467
informed regarding any incident of which the Managers become	401	18.2 Managers' Default	468
aware which gives or may give rise to claims or disputes involving	402	If the Managers fail to meet their obligations under Clauses 3	469
third parties.	403	and 4 of this Agreement for any reason within the control of the	470
13.2 The Managers shall, as instructed by the Owners, bring	404	Managers, the Owners may give notice to the Managers of the	471
or defend actions, suits or proceedings in connection with matters	405	default, requiring them to remedy it as soon as practically	472
entrusted to the Managers according to this Agreement.	406	possible. In the event that the Managers fail to remedy it within a	473
13.3 The Managers shall also have power to obtain legal or	407	reasonable time to the satisfaction of the Owners, the Owners	474
technical or other outside expert advice in relation to the handling	408	shall be entitled to terminate the Agreement with immediate effect	475
and settlement of claims and disputes or all other matters	409	by notice in writing.	476
affecting the interests of the Owners in respect of the Vessel.	410	18.3 Extraordinary Termination	477
13.4 The Owners shall arrange for the provision of any	411	This Agreement shall be deemed to be terminated in the case of	478
necessary guarantee bond or other security.	412	the sale of the Vessel or if the Vessel becomes a total loss or is	479
13.5 Any costs reasonably incurred by the Managers in	413	declared as a constructive or compromised or arranged total	480
carrying out their obligations according to Clause 13 shall be	414	loss or is requisitioned.	481
reimbursed by the Owners.	415	18.4 For the purpose of sub-clause 18.3 hereof	482
		(i) the date upon which the Vessel is to be treated as having	483
14. Auditing	416	been sold or otherwise disposed of shall be the date on	484
The Managers shall at all times maintain and keep true and	417	which the Owners cease to be registered as Owners of	485
correct accounts and shall make the same available for inspection	418	the Vessel;	486
and auditing by the Owners at such times as may be mutually	419	(ii) the Vessel shall not be deemed to be lost unless either	487
agreed. On the termination, for whatever reasons, of this	420	she has become an actual total loss or agreement has	488
Agreement, the Managers shall release to the Owners, if so	421	been reached with her underwriters in respect of her	489
requested, the originals where possible, or otherwise certified	422	constructive, compromised or arranged total loss or if such	490
copies, of all such accounts and all documents specifically relating	423	agreement with her underwriters is not reached it is	491
to the Vessel and her operation.	424	adjudged by a competent tribunal that a constructive loss	492
		of the Vessel has occurred.	493
15.lnspection of Vessel	425	18.5 This Agreement shall terminate forthwith in the event of	494
The Owners shall have the right at any time after giving	426	an order being made or resolution passed for the winding up,	495
reasonable notice to the Managers to inspect the Vessel for any	427	dissolution, liquidation or bankruptcy of either party (otherwise	496
reason they consider necessary.	428	than for the purpose of reconstruction or amalgamation) or if a	497
		receiver is appointed, or if it suspends payment, ceases to carry	498
16.Compliance with Laws and Regulations	429	on business or makes any special arrangement or composition	499
The Managers will not do or permit to be done anything which	430	with its creditors.	500
might cause any breach or infringement of the laws and	431	18.6 The termination of this Agreement shall be without	501
regulations of the Vessel's flag, or of the places where she trades.	432	prejudice to all rights accrued due between the parties prior to	502
		the date of termination.	503
17.Duration of the Agreement	433	18.7 A change of control of either party shall not terminate this	504
This Agreement shall come into effect on the day and year stated	434	Agreement.	505
in Box 4 and shall continue until the date stated in Box 17.	435
Thereafter it shall continue until terminated by either party giving	436	19.Law and Arbitration	506
to the other notice in writing, in which event the Agreement shall	437	19.1 This Agreement shall be governed by and construed in	507
terminate upon the expiration of a period of ~~two~~ twelve months from the	438	accordance with English law and any dispute arising out of or	508
date upon which such notice was given. In case Owners wish to terminate	439	in connection with this Agreement shall be referred to arbitration	509
the Agreement earlier than the date stated in Box 17 Owners will pay the	440	in London in accordance with the Arbitration Act 1996 or	510
Managers all fees as per ANNEX “E” for the remaining period until the date	441	any statutory modification or re-enactment thereof save to	511
stated in Box 17.	442	the extent necessary to give effect to the provisions of this	512
		Clause.	513
		The arbitration shall be conducted in accordance with the	514
18.Termination	443	London Maritime Arbitrators Association (LMAA) Terms	515
18.1 Owners' default	444	current at the time when the arbitration proceedings are	516
(i) The Managers shall be entitled to terminate the Agreement	445	commenced.	517
with immediate effect by notice in writing if any moneys	446	The reference shall be to three arbitrators. A party wishing	518
payable by the Owners under this Agreement and/or the	447	to refer a dispute to arbitration shall appoint its arbitrator	519
Owners of any associated vessel, details of which are listed	448	and send notice of such appointment in writing to the other	520
in Annex "D". shall not have been received in the Managers'	449	party requiring the other party to appoint its own arbitrator	521
nominated account within ten running days of receipt by	450	within 14 calendar days of that notice and stating that it will	522
the Owners of the Managers written request or if the Vessel	451	appoint its arbitrator as sole arbitrator unless the other party	523
is repossessed by the Mortgagees.	452	appoints its own arbitrator and gives notice that it has done	524
(ii) If the Owners:	453	so within the 14 days specified. If the other party does not	525
(a) fail to meet their obligations under sub-clauses 5.2	454	appoint its own arbitrator and give notice that it has done so	526
and 5.3 of this Agreement for any reason within their	455	within the 14 days specified, the party referring a dispute to	527
control, or	456	arbitration may, without the requirement of any further prior	528
(b) proceed with the employment of or continue to employ	457
the Vessel in the carriage of contraband, blockade	458

PART II
"SHIPMAN 98" Standard Ship Management Agreement

notice to the other party, appoint its arbitrator as sole	529	~~exceeds the sum of USD50,000 (or such other sum as the~~	554
arbitrator and shall advise the other party accordingly. The	530	~~parties may agree) the arbitration shall be conducted in~~	555
award of a sole arbitrator shall be binding on both parties	531	~~accordance with the Shortened Arbitration Procedure of the~~	556
as if he had been appointed by agreement.	532	~~Society of Maritime Arbitrators, Inc. current at the time when~~	557
Nothing herein shall prevent the parties agreeing in writing	533	~~the arbitration proceedings are commenced.~~	558
to vary these provisions to provide for the appointment of a	534	19.3 ~~This Agreement shall be governed by and construed~~	559
sole arbitrator.	535	~~in accordance with the laws of the place mutually agreed by~~	560
In cases where neither the claim nor any counterclaim	536	~~the parties and any dispute arising out of or in connection~~	561
exceeds the sum of USD50.000 (or such other sum as the	537	~~with this Agreement shall be referred to arbitration at a~~	562
parties may agree) the arbitration shall be conducted in	538	~~mutually agreed place, subject to the procedures applicable~~	563
accordance with the LMAA Small Claims Procedure current	539	~~there.~~	564
at the time when the arbitration proceedings are commenced.	540	19.4 If Box 18 in Part I is not appropriately filled in, sub-	565
~~19.2 This Agreement shall be governed by and construed~~	541	clause 19.1 of this Clause shall apply.	566
~~in accordance with Title 9 of the United States Code and~~	542
~~the Maritime Law of the United States and any dispute~~	543	Note: 19.1. 19.2 and 19.3 are alternatives; indicate	567
~~arising out of or in connection with this Agreement shall be~~	544	alternative agreed in Box 18.	568
~~referred to three persons at New York, one to be appointed~~	545
~~by each of the parties hereto, and the third by the two so~~	546	20.Notices	569
~~chosen; their decision or that of any two of them shall be~~	547	20.1 Any notice to be given by either party to the other	570
~~final, and for the purposes of enforcing any award,~~	548	party shall be in writing and may be sent by fax, telex,	571
~~judgement may be entered on an award by any court of~~	549	registered or recorded mail or by personal service.	572
~~competent jurisdiction. The proceedings shall be conducted~~	550	20.2 The address of the Parties for service of such	573
~~in accordance with the rules of the Society of Maritime~~	551	communication shall be as stated in Boxes 19 and 20,	574
~~Arbitrators, Inc.~~	552	respectively.	575
~~In cases where neither the claim nor any counterclaim~~	553

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